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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C.  20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: September 15, 1999
              Date of Earliest Event Reported: September 15, 1999


                    INTERMEDIA CAPITAL PARTNERSHIP IV, L.P.
             (Exact Name of Registrant as Specified in its Charter)


                                   California
                 (State or Other Jurisdiction of Incorporation)


                333-11893                         94-3247750
         (Commission File Number)     (I.R.S. Employer Identification No.)




                        235 Montgomery Street, Suite 420
                        San Francisco, California 94104
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (415) 616-4600


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Item 5.          OTHER EVENTS.

          On September 15, 1999, the Registrant and its wholly-owned subsidiary, InterMedia Partners IV Capital Corp. (together, the "Offerors"), extended their tender offer for, and related solicitation of consents (together, the "Offer") from certain holders of, its 11 1/4% Senior Notes due 2006 (the "Notes"). The new expiration time for the Offer is 12:00 midnight, New York City time, on September 29, 1999 unless further extended or abandoned. This Form 8-K is qualified in its entirety by (i) the text of the press release, dated September 15, 1999, informing the holders that a majority of holders had consented to the proposed amendments to the Indenture governing the Notes and informing the holders of the extension and (ii) the Offer to Purchase, dated August 31, 1999, and related materials relating to the tender offer and the consent solicitation, which were filed as an exhibit to a Form 8-K filed on August 31, 1999.

Exhibits.

EXHIBIT NO.           DESCRIPTION

4.1 Indenture between the Offerors and the Bank of New York, as trustee, dated as of July 30, 1996 (1)

4.2 First Supplemental Indenture, dated as of November 11, 1998, to the Indenture (2)

99.1                  Press Release, dated September 15, 1999

99.2 Offer to Purchase (and related materials relating to the tender offer and consent solicitation), dated August 31, 1999 (2)













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      (1) Incorporated herein by reference from the Registrant's Form S-4
(Registration Number 333-11893), filed with the Commission on September 12, 1996, as declared effective by the Commission on December 10, 1996.

      (2) Incorporated herein by reference from the Registrant's Form 8-K, filed with the Commission on August 31, 1999.


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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 1999


                    INTERMEDIA CAPITAL PARTNERS IV, L.P.



                    By:  InterMedia Capital Management, LLC, its General Partner


                    By:  InterMedia Management, Inc., its Managing Member


                    By:  /s/ Robert J. Lewis
                         ----------------------------------------
                         Robert J. Lewis
                         President